UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

Predictive Oncology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, PA 15201

(Address of principal executive offices) (Zip Code)

(412) 432-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Private Placement (Cash Offering)

Cash Securities Purchase Agreement

On September 29, 2025, Predictive Oncology Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Cash Securities Purchase Agreement”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement (the “Cash Offering”) an aggregate of (i) approximately 55.2 million shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a purchase price of $0.7751 per share (the “Cash Per Share Purchase Price”), and/or (ii) pre-funded warrants to purchase an aggregate of up to approximately 11.5 million shares of Common Stock (the “Cash Pre-Funded Warrants” and together with the Shares, the “Cash Securities”) to purchase shares of Common Stock (the “Cash Pre-Funded Warrant Shares”) at a purchase price per Cash Pre-Funded Warrant equal to the Cash Per Share Purchase Price minus the Cash Pre-Funded Warrant Exercise Price (as defined below), with such purchase price being pre-funded on the Closing Date (as defined below) other than the unfunded exercise price. In the Cash Offering, the Purchasers will tender U.S. dollars to the Company as consideration for the Cash Securities.

Cash Pre-Funded Warrants

The unfunded exercise price of each Cash Pre-Funded Warrant will be a fixed nominal amount of $0.01 per underlying Cash Pre-Funded Warrant Share (the “Cash Pre-Funded Warrant Exercise Price”) and will not be adjusted in connection with the reverse stock split. The exercise price and the number of shares of Common Stock issuable upon exercise of each Cash Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations or similar events affecting the Common Stock. The Cash Pre-Funded Warrants are exercisable in cash or by means of a cashless exercise, and will not expire until the date that such Cash Pre-Funded Warrants are fully exercised. The Cash Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%.

Private Placement (Cryptocurrency Offering)

Cryptocurrency Securities Purchase Agreement

On September 29, 2025, the Company, in a separate private placement transaction, entered into a securities purchase agreement (the “Cryptocurrency Securities Purchase Agreement” and, together with the Cash Securities Purchase Agreement, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers” and, together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering” and, together with the Cash Offering, the “Private Placements”) pre-funded warrants (the “Cryptocurrency Pre-Funded Warrants” and, together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants” and, together with the Cash Securities, the “Securities”) to purchase an aggregate of up to approximately 223.6 million shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares” and, together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”) at a purchase price per Cryptocurrency Pre-Funded Warrant equal to the Cash Per Share Purchase Price minus the Cryptocurrency Pre-Funded Warrant Exercise Price (as defined below), with such purchase price being pre-funded on the Closing Date (as defined below) other than the unfunded exercise price. In the Cryptocurrency Offering, the Purchasers will tender a combination of digital assets, including primarily Aethir tokens (“ATH”), to the Company as consideration for the Cryptocurrency Pre-Funded Warrants.

Cryptocurrency Pre-Funded Warrants

The unfunded exercise price of each Cryptocurrency Pre-Funded Warrant will be a fixed nominal amount of $0.01 per underlying Cryptocurrency Pre-Funded Warrant Share (the “Cryptocurrency Pre-Funded Warrant Exercise Price”) and will not be adjusted in connection with the reverse stock split. The Cryptocurrency Pre-Funded Warrants may not be exercised for Common Stock prior to the receipt of shareholder approval, which the Company is obligated to request promptly following the Closing Date.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Cryptocurrency Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Cryptocurrency Pre-Funded Warrants are exercisable in cash or by means of a cashless exercise and will not expire until the date that such Cryptocurrency Pre-Funded Warrants are fully exercised. The Cryptocurrency Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%.

Agreements and Disclosures Related to the Private Placements

Closing of Private Placements and Launch of Digital Asset Strategy

The closing of the Private Placements is expected to occur concurrently on or about October 2, 2025 (the “Closing Date”), subject to the satisfaction of certain customary closing conditions. The Securities Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Company has also decided to initiate its digital asset treasury strategy (the “Company’s Treasury Strategy”), effective upon closing of the Private Placements, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire and manage digital assets, primarily ATH. The Company intends to use the net cash proceeds from the Private Placements primarily to purchase ATH, which, together with the contribution of the ATH from investors in the Cryptocurrency Offering, will establish the Company’s cryptocurrency treasury, as well as provide for working capital and general corporate purposes, and for the payment of transaction costs incurred in respect of the Private Placements.

Restrictions on the Sale of Equity Securities

Pursuant to the Securities Purchase Agreements, the Company has agreed to certain restrictions on the issuance and sale of the Company’s equity securities for a period beginning on the date of the Securities Purchase Agreements until the 180th day following the date on which the resale registration statement filed pursuant to the Registration Rights Agreement (as defined below) becomes effective, subject to certain customary exceptions, including, without limitation, issuances (i) contemplated by the Securities Purchase Agreements, (ii) pursuant to employee benefit plans or (iii) pursuant to any at-the-marketing offering sales agreement or similar agreement.

Securities Not Registered

The Securities to be issued pursuant to the Securities Purchase Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and will be issued pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act and/or Rule 506 under Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The Securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption therefrom. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

Registration Rights Agreement

In connection with the Private Placements, the Company and the Purchasers entered into a Registration Rights Agreement, dated September 29, 2025 (the “Registration Rights Agreement”), providing for the registration for resale of the Shares, Pre-Funded Warrant Shares and the Strategic Advisor Warrant Shares (as defined below), and any securities issued or then issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”) on one or more registration statements (collectively, the “Resale Registration Statements”) to be filed with the Securities and Exchange Commission (the “Commission”) no later than the 15th calendar day following the Closing Date. The Company has agreed to use its best efforts to cause the Resale Registration Statements to be declared effective as promptly as possible, but in no event later than, in respect of the Cash Securities, the thirtieth calendar day following the filing date (or in the case of a full review by the Commission the sixtieth day thereafter), or in respect of the Resale Registration Statement to be filed for the Cryptocurrency Pre-Funded Warrant Shares, the fifth trading day following receipt of notice by the Commission that such Resale Registration Statement will not be reviewed or is no longer subject to further review, and to keep such Resale Registration Statements continuously effective from the date on which the Commission declares them to be effective (or the Resale Registration Statements go effective pursuant to their terms) until the date that all Registrable Securities covered by such Resale Registration Statements (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

Lock-up Agreements

In connection with the Private Placements, each director and certain officers of the Company will agree not to sell, pledge or otherwise dispose of any shares of our Common Stock or securities convertible thereinto or exercisable therefor for a period of ninety (90) days following the date on which the Resale Registration Statements are declared effective by the Commission, substantially in the form attached as Exhibit B to the Securities Purchase Agreement (each, a “Lock-Up Agreement”).

Side Letter

In connection with the Private Placements, on September 29, 2025, the Company entered into a side letter agreement (the “Side Letter”) with DCI Foundation, a Panama foundation company (“DCI”), supplementing the Cryptocurrency Securities Purchase Agreement. The Side Letter provides that DCI will be responsible if any digital assets contributed pursuant to the Cryptocurrency Securities Purchase Agreement that are subject to transfer restrictions (the “Locked Crypto”) are not released from such restrictions as expected or cannot be used by the Company due to issues attributable to DCI, and entitles the Company to seek equitable relief if DCI does not cure such failure within five business days of notice. The Side Letter further obligates DCI to deliver to the Company an additional twenty percent (20%) of the number of ATH tokens purchased by the Company on the open market, within thirty days of each such purchase. In addition, DCI makes certain representations regarding the ability of the Locked Crypto to generate yield and that the vesting provisions applicable to the Locked Crypto will not interfere with the Company’s Treasury Strategy, and the Side Letter further provides that DCI will have no claims against the Company in connection with any disputes relating to the valuation or contribution of Locked Crypto.

Engagement Agreement

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent in connection with the Private Placements. Pursuant to that certain engagement agreement, dated as of May 14, 2024, by and between the Company and Wainwright, as amended on February 18, 2025 and June 1, 2025 (the “Engagement Agreement”), Wainwright is entitled to a cash fee of 5% of the gross cash proceeds paid by investors in the Private Placements, excluding any proceeds tendered to the Company in the form of digital assets. Additionally, the Company will issue to Wainwright (or its designees) warrants (the “Placement Agent Warrants”) to purchase up to approximately 3.3 million shares of Common Stock (the “Placement Agent Warrant Shares”) equal to 5% of the total Shares and Cash Pre-Funded Warrants sold pursuant to the Cash Securities Purchase Agreement. The Placement Agent Warrants will be exercisable for five years from the date of issuance at an exercise price equal to $0.7751 per share, which is equal to the Cash Per Share Purchase Price. The Company has agreed to reimburse Wainwright for its reasonable expenses in connection with the Private Placements.

The Placement Agent Warrants and the Placement Agent Warrant Shares to be issued upon exercise of the Placement Agent Warrants have not been registered under the Securities Act, or any state securities laws, and will be issued pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act and/or Rule 506 under Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

Strategic Advisor Agreements

In connection with the Company’s Treasury Strategy, the Company expects to enter into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with DNA Holdings Venture, Inc. (“DNA”), pursuant to which the Company will engage DNA as a non-exclusive strategic advisor to provide financial advisory services related to digital asset strategies and business development initiatives for an initial term of three (3) years, subject to earlier termination for cause or by mutual agreement. DNA is also an investor in the Cash Offering.

As compensation for its services under the Strategic Advisor Agreement, the Company will issue DNA warrants (the “Strategic Advisor Warrants”) to purchase up to approximately 20.3 million shares of Common Stock (the “Strategic Advisor Warrant Shares”) equal to 7% of the total Shares and Pre-Funded Warrants sold pursuant to the Private Placements. The Strategic Advisor Warrants will be exercisable for five years from the date of issuance at an exercise price equal to $0.7751 per share, which is equal to the Cash Per Share Purchase Price. The Strategic Advisor Warrants will include a beneficial ownership limitation of 4.99% (or, at the election of DNA, 9.99%) of the outstanding Common Stock, and provide for cashless exercise and piggyback registration rights. The Strategic Advisor Agreement is expected to contain customary representations and warranties, confidentiality provisions, and limitations on liability. The Strategic Advisor Warrants and the Strategic Advisor Warrant Shares issuable upon exercise thereof are expected to be offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, and applicable state securities laws.

Asset Management Agreement

In connection with the Company’s Treasury Strategy, the Company also expects to enter into an asset management agreement (the “Asset Management Agreement”) with DNA, as the asset manager (the “Asset Manager”), pursuant to which the Asset Manager will provide discretionary asset management services with respect to certain of the Company’s digital assets, including cryptocurrency and tokens (the “Account Assets”). The Account Assets will include, at the Company’s discretion, cash proceeds from securities offerings, ATH, stablecoin proceeds, and any additional assets designated by the Company, excluding assets attributable to the Company’s AI-driven drug development business.

As compensation for its services, the Asset Manager will be entitled to an asset-based management fee equal to 1.00% per annum of the Account Assets, calculated and paid quarterly in advance, as well as an incentive fee equal to 25% of any profits earned on the Account Assets in excess of 7%. The Company will be responsible for all reasonable and documented expenses related to the operation of the account holding the Account Assets, including custodial, banking, brokerage, transaction, and other related fees.

The initial term of the Asset Management Agreement will be ten years, with automatic one-year renewal periods unless terminated by either party in accordance with the Asset Management Agreement. The Asset Management Agreement may be terminated by the Company for cause, including fraud, gross negligence, willful misconduct, or material breach by the Asset Manager, or by the Asset Manager for cause or upon certain acts of insolvency, each as described in the Asset Management Agreement. While the Asset Manager would be the exclusive asset manager for the Company, the Asset Manager may nonetheless provide similar services to other clients, and the Asset Manager or its affiliates may engage in transactions for their own accounts. The Asset Management Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of New York.

The foregoing descriptions of the Cash Securities Purchase Agreement, Cryptocurrency Securities Purchase Agreement, the Registration Rights Agreement, the Lock-Up Agreements, the Side Letter, the form of Strategic Advisor Agreement, the form of Asset Management Agreement, Cash Pre-Funded Warrant, Cryptocurrency Pre-Funded Warrant, Placement Agent Warrant and Strategic Advisor Warrant are not complete and are qualified in their entirety by reference to forms thereof filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

On September 19, 2025, the Company’s stockholders approved a one-for-fifteen (1-for-15) reverse stock split of the Company’s outstanding Common Stock which will become effective at 12:01 a.m. on Tuesday, September 30, 2025. All share and price per share information included in this Current Report on Form 8-K is presented on a pre-split basis and the exercise price of $0.01 for the Pre-Funded Warrants will not be adjusted upon the reverse stock split.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K under the captions “Private Placement (Cash Offering)”, “Private Placement (Cryptocurrency Offering)”, “Engagement Agreement” and “Strategic Advisor Agreements” is hereby incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nancy Chung-Welch Resignation

On September 25, 2025, Nancy Chung-Welch, Ph.D. resigned from the Board of Directors (the “Board”), effective as of the Closing Date and subject to the successful closing of the Private Placements.

Ms. Chung-Welch’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Shawn Matthews Appointment

On September 26, 2025, Shawn Matthews was appointed to the Board, effective as of the Closing Date and subject to the closing of the Private Placements, to serve for as long as DNA, directly or indirectly, holds at least 10% of the Common Stock and common stock equivalents purchased pursuant to the Securities Purchase Agreements, pursuant to the nomination right set forth in Section 4.20 of the Cryptocurrency Securities Purchase Agreement (the “Nomination Right”) or until DNA designates another individual to serve as a director pursuant to the Nomination Right. The information contained in response to Item 1.01 above is incorporated herein by reference.

Mr. Matthews will serve as a Class II director with a term expiring at the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Matthews, age 58, is the Chief Executive Officer of DNA, and founder and Chief Investment Officer of Hondius Capital Management, a global asset management firm he established in 2019. From 2009 to 2018, Mr. Matthews served as Chief Executive Officer and President of Cantor Fitzgerald & Co., where he oversaw more than 100 affiliated entities across a broad spectrum of financial services and fintech businesses. Mr. Matthews joined Cantor Fitzgerald in 2005 and held several senior roles, including Head of Capital Markets and Head of Mortgage Trading. Earlier in his career, Mr. Matthews held positions at Wertheim Schroder & Co., West Side Capital, and Alchemist Capital Management. Mr. Matthews holds a B.S. in Finance from Fairfield University and an MBA from Hofstra University.

Mr. Matthews will participate in the Company’s standard compensation program for non-employee directors, which includes quarterly and annual awards of common stock and cash, as described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Mr. Matthews has no family relationships with any director or executive officer of the Company. Other than with respect to Mr. Matthews’ role as the Chief Executive Officer of DNA in connection with the matters described in Item 1.01 above, there are no transactions in which Mr. Matthews has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placements, the Board approved an amendment to Section 3.02 of the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”). The amendment, which became effective as of September 26, 2025, modifies Section 3.02 of the Bylaws to provide that the exact number of directors shall continue to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board, but now expressly limits the number of directors serving on the Board to a maximum of seven.

Except as described herein and set forth in Amendment No. 2 to the Bylaws (the “Bylaws Amendment”), attached as Exhibit 3.1 to this Current Report on Form 8-K, the Bylaws remain unchanged and in full force and effect.

Prior to the Bylaws Amendment, Section 3.02 provided that the exact number of directors would be determined solely by resolution of the Board, without a specified maximum. The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release announcing the Private Placements and related transactions, including its adoption of a digital asset treasury strategy. The Company intends to continue to pursue its current lines of business in addition to the pursuit of its digital asset treasury strategy.

In connection with the Private Placements, the Company delivered an investor presentation to potential investors on a confidential basis.

The press release and investor presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Information.

Upon the anticipated closing of the Private Placements on or about October 2, 2025 and the transactions contemplated thereby, the predominant business activity of the Company will be the Company’s digital asset treasury strategy, which is focused on the ATH token. Aethir is a leading decentralized physical infrastructure network developed by DCI that provides a decentralized graphics processing unit (“GPU”) network, which connects producers and consumers of GPU compute power at enterprise scale, supporting applications such as artificial intelligence computation, gaming and cloud workloads.

ATH, the native token of the Aethir network, is a utility token used for GPU rentals, staking, validation and the provision of ecosystem rewards on the Aethir network. ATH functions as a proxy for a unit of GPU compute power and serves as a medium of exchange and unit of incentives for participants in the Aethir network. Participants in the Aethir network can generate yield or other rewards by staking or lending ATH or by otherwise serving as a source of ATH liquidity. On September 26, 2025, the price of ATH was $0.0613, based on the price of ATH reported on the Coinbase exchange as of 4:00 p.m. ET on such date.

Pursuant to its Aethir digital asset treasury strategy, the Company intends to acquire additional ATH in the open market and to earn yield on its ATH treasury holdings by engaging in ATH staking and other activities. As a holder of ATH, the Company would accrue unrealized gains from any appreciation (or would be subject to unrealized losses from any depreciation) in the value of ATH tokens, which trade on various cryptocurrency exchanges. The Company’s digital asset treasury strategy will be overseen by a special committee to be constituted by the Board, as well as a new Chief Investment Officer expected to be appointed by the Board at the Closing Date, who will report to such committee, and will be implemented by DNA pursuant to the Asset Management Agreement and Strategic Advisor Agreement. DNA will be permitted to stake and/or lend ATH in the Company’s treasury.

In connection with the Private Placements and related transactions described herein, the Company is filing certain supplemental risk factors pertaining to its digital asset treasury business to revise and update disclosures contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 31, 2025, (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 14, 2025, and (iii) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on August 13, 2025. The supplemental updated risk factors are filed herewith as Exhibit 99.3 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. This Current Report on Form 8-K also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the risk that the proposed transactions described herein may not be completed in a timely manner or at all; the failure to realize the anticipated benefits of the Private Placements and related transactions, including the Company’s proposed digital asset treasury strategy; economic conditions, fluctuations in the market price of ATH and other digital assets; the impact on the Company’s business of the evolving regulatory environment; the ability of the Company to execute on its digital asset treasury strategy; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and other information the Company has or may file with the Commission, including those disclosed under Item 8.01 of this Current Report on Form 8-K. Forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Amendment No. 2 to the Second Amended and Restated Bylaws of the Company, effective as of September 26, 2025
4.1	Form of Cash Pre-Funded Warrant
4.2	Form of Cryptocurrency Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
4.4	Form of Strategic Advisor Warrant
10.1	Form of Cash Securities Purchase Agreement
10.2	Form of Cryptocurrency Securities Purchase Agreement
10.3	Form of Registration Rights Agreement
10.4	Form of Lock-up Agreement
10.5	Side Letter
10.6	Form of Strategic Advisor Agreement
10.7	Form of Asset Management Agreement
99.1	Press Release, dated September 29, 2025
99.2	Investor Presentation
99.3	Supplemental Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Oncology Inc.

Date: September 29, 2025	By:	/s/ Josh Blacher
Josh Blacher
Interim Chief Financial Officer